UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

Impact Medical Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52117	20-5153331
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17011 Beach Boulevard Suite 900 Huntington Beach, California 92647

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 841-2670

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On September 26, 2007, the board of directors (the "Board") of Impact Medical Solutions, Inc. (the "Company") elected Craig W. Lunsman to serve as a member of the Company's Board, effective as of the same day. Mr. Lunsman was appointed for a term that extends until the 2008 annual meeting of the shareholders, or until his successor is elected and qualifies. Mr. Lunsman was appointed to serve as Chairman of the Board’s Audit Committee, and to serve on the Compensation and Governance committees of the Board. Mr. Lunsman is currently the Managing Director of William Jamieson Group, LLC.

The Board has determined that Mr. Lunsman qualifies as an independent director under the guidelines promulgated by the Nasdaq Stock Market, Inc. and the applicable Securities and Exchange Commission rules.

The election of Mr. Lunsman was announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release, dated October 31, 2007, regarding the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 31, 2007	Impact Medical Solutions, Inc.
	By:	/s/ Wayne Cockburn

President, Chief Executive Officer, Secretary,
Treasurer and Interim Chief Financial Officer and
a Member of the Board of Directors
(Principal Executive Officer and
Principal Financial/Accounting Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 31, 2007, regarding the election of a new director.